As filed with the Securities and Exchange Commission on September 7, 2004.

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

Sequa Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-1885030
(State or other jurisdiction	(IRS. Employer
of incorporation or organization)	Identification No.)

200 Park Avenue

New York, New York  10166

(Address of Principal Executive Offices and Zip Code)

________________

2003 Directors Stock Award Plan
(Full title of the Plan)
________________
Norman E. Alexander
Chairman of the Board and Chief Executive Officer
Sequa Corporation
200 Park Avenue
New York, New York 10166
(Name and address of agent for service)
(212) 986-5500
(Telephone number, including area code, of agent for service)

________________

Copy to:

W. Leslie Duffy, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Class A Common Stock, no par value	50,000 shares	$51.48	$2,574,000	*

(1)       There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provision contained therein.

(2)       In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)       Estimated solely for purposes of calculating the registration fee.  Pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee has been calculated based on the average of the high and low sale prices reported for the Class A Common Stock of Sequa Corporation on August 25, 2004, which was $51.48  per share, as reported on the New York Stock Exchange.

*          No registration fee is required because no securities are being registered pursuant to this Post-Effective Amendment.

EXPLANTORY NOTE

Registrant hereby amends this Registration Statement to correct footnote number (3) on the cover page from which the date of August 25, 2004 and the amount of $51.48 per share was inadvertently omitted.

INFORMATION REQUIRED

IN THE REGISTRATION STATEMENT

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Sequa Corporation, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of New York, New York on the 7th day of September, 2004.

                                                                        SEQUA CORPORATION

                                                                        By:_/s/ Norman E. Alexander_____

                                                                              Norman E. Alexander

                                                                              Chairman of the Board and

                                                                              Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed below by the following persons in the capacities stated below and on the dates indicated.

Signature	Title	Date
/s/ Norman E. Alexander Norman E. Alexander	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 7, 2004
/s/ John J. Quicke John J. Quicke	Vice Chairman and Director	September 7, 2004
/s/ Martin Weinstein Martin Weinstein	Vice Chairman and Director	September 7, 2004
/s/ Howard M. Leitner Howard M. Leitner	Senior Vice President, Finance (Principal Financial Officer)	September 7, 2004
/s/ Joanne M. O’Sullivan Joanne M. O’Sullivan	Vice President and Controller (Principal Accounting Officer)	September 7, 2004
Edward E. Barr * Edward E. Barr	Director	September 7, 2004
Alvin Dworman * Alvin Dworman	Director	September 7, 2004
David S. Gottesman * David S. Gottesman	Director	September 7, 2004
Richard S. LeFrak * Richard S. LeFrak	Director	September 7, 2004
R. Scott Schafler * R. Scott Schafler	Director	September 7, 2004
Michael I. Sovern * Michael I. Sovern	Director	September 7, 2004
Fred R. Sullivan * Fred R. Sullivan	Director	September 7, 2004
Gerald Tsai, Jr. * Gerald Tsai, Jr.	Director	September 7, 2004

* By Diane C. Bunt, as attorney-in-fact.

            Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of September, 2004.

                                                                        2003 DIRECTORS STOCK AWARD PLAN

                                                                        By:  /s/ Howard M. Leitner_______

                                                                                                        Howard M. Leitner

                                                                              Senior Vice President, Finance